Exhibit 99.1

Bidz.com, Inc. Now Expects Better Than Anticipated Fourth Quarter and

                        Year-End 2007 Results

    —  Above Previous Revenue and Pre-Tax Income Guidance Range

    —  Expect to Report Earnings the Week of February 25, 2008

    CULVER CITY, Calif.—Jan. 14, 2008—Bidz.com (NASDAQ: BIDZ), a leading online auctioneer of jewelry, announced today that it now expects both fourth quarter and 2007 revenue and pre-tax income guidance to exceed its current guidance range.

    For Q4 2007, the Company now expects to exceed revenues of $56-$58 million, and pre-tax income of $5.6-$6.0 million. For 2007, the Company expects to exceed its revenue guidance range of $180-$182 million and pre-tax income of $18.0-$18.5 million.

    “We are excited about our better-than-anticipated results for the fourth quarter and the full year. We have continued to achieve significant sales gains with increased profitability despite a difficult economic environment,” stated David Zinberg, Chief Executive Officer of Bidz.com. “Based on our strong finish to the year and our key performance indicators, we are confident that our momentum will continue in 2008.”

    The Company also reaffirmed its guidance for 2008. The Company expects revenues to be in the range of $225-$230 million, pre-tax income of approximately $23.5-$25.5 million and gross margin of approximately 27-28%. The Company expects its effective tax rate to be approximately 40%. The Company expects fully taxed GAAP EPS of $0.47-$0.51, and expects to end the year with approximately 30.0 million fully diluted shares outstanding.

    The Company’s expects to report fourth quarter and fiscal year 2007 financial results the week of February 25, 2008. The call will be open to all interested investors through a live audio Web broadcast via the Internet on the investor relations section of the Company’s website at www.bidz.com. For those who are not available to listen to the live broadcast, the call will be archived.

    About Bidz.com

    Bidz.com, founded in 1998, is an online auctioneer of jewelry. Bidz offers its products through a live auction format requiring only a $1 minimum opening bid. To learn more about Bidz.com visit its website at www.bidz.com.

    Safe Harbor Statement

    This press release includes statements made by Bidz that are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements about the Company’s estimated revenue, gross margins, earnings and tax rates. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future financial position, business strategy and plans and objectives of management for future operations, are forward looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward looking statements. Bidz based these forward-looking statements largely on current expectations and projections about future events and financial trends that Bidz believes may affect its financial condition, results of operations, business strategy and financial needs. Risks and uncertainties relating to these statements include the ability of the Company to attract customers to its website and offer attractive products; to maintain its website, electronic data processing systems, and systems hardware; to forecast accurately net revenue and plan for expenses; to protect intellectual property rights; and potential litigation and government enforcement actions that may result from our prior securities offerings. All forward-looking statements are qualified in their entirety by reference to the factors described in Part I, Item 1A, “Risk Factors” in Bidz’ 2006 Annual Report on Form 10-K, and in Part II, Item 1A, “Risk Factors” in Bidz’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, that could cause the actual results of Bidz to differ materially from those projected in such forward-looking statements.

    All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of Bidz, also are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Bidz undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for Bidz to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

    CONTACT:       ICR

                                Investor Relations:

                                Andrew Greenebaum or Patricia Dolmatsky, 310-954-1100

                                Media Relations:

                                Stephanie Sampiere, 646-277-1222

                                Kate Hanzalik, 646-277-1216

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